Exhibit 99.1

Wize Pharma Issues Letter to Shareholders

HOD HASHARON, Israel, May 21, 2019 /PRNewswire/ -- Wize Pharma, Inc. (OTCQB: WIZP) a clinical-stage biopharmaceutical company focused on the treatment of ophthalmic disorders, today issued a Letter to Shareholder.

Dear Fellow Shareholders,

We are very pleased to report on our recent corporate and clinical accomplishments, as well as our plans for significant value-driving events in the upcoming quarters. The $3.7 billion global market for the treatment of ophthalmic disorders is primed for new technologies that can potentially optimize treatment and recovery for the benefit of patients and ameliorate the economics of treatment for providers and payers. One recent industry deal which underscores this point is Novartis’ offer to acquire Takeda’s eye drug assets for up to $5.3 billion. The main product in this acquisition is Xiidra, a prescription eye drop product for the treatment of dry eye syndrome (DES). Xiidra reportedly had about $400 million in sales last year, and an industry analyst projects the dry eye drug may achieve peak annual sales of $1.4 billion. Wize Pharma is committed to developing, acquiring, and commercializing treatments that serve this market.

Corporate Developments

Mark Sieczkarek, a healthcare industry veteran, recently joined Wize as Chairman of the Board. His nearly four decades of industry experience includes serving as CEO and Chairman of Solta Medical prior to its acquisition by Valeant Pharmaceuticals International, and President and CEO of Conceptus, prior to its acquisition by Bayer Pharmaceuticals. He was a high level executive at Bausch & Lomb, KOS Pharmaceuticals, Bristol Myers-Squibb, and Sanofi Diagnostics Pasteur.  We are pleased and honored that Mark has joined our company.

Personally, I am excited to have moved into the position of Chief Executive Officer of Wize effective April 23, 2019. Concurrently, I increased my stake in the company through a $400,000 investment at a price of about $1.00 per share. Wize raised about $4.45 million late last year through a private placement. We believe our capital structure is well positioned to support growth. Our fully diluted shares outstanding has tightened with recent expiration of 4.45 million warrants that had previously represented approximately 20% of our fully diluted outstanding shares.

Clinical Achievements

Phase II Study Successfully Achieves Primary Endpoint

Data from our Phase II clinical study of LO2A for the symptomatic treatment of DES in patients with moderate to severe conjunctivochalasis (CCh) achieved its primary efficacy endpoint. Evidence of efficacy in multiple clinical measures was revealed based on a full statistical analysis of the study results. Statistical significance was witnessed using a mixed model analysis with multiple observations.

LO2A was shown to be safe and well tolerated in this Phase II study in terms of adverse events, visual acuity, slit lamp examination, fundoscopy, or intraocular pressure.

Highlighting the importance of these results is the fact that LO2A is the first and only treatment to be evaluated in the treatment of DES in patients with CCh. LO2A is therefore positioned to potentially become the first product on the market for this indication, given regulatory approval.

We believe LO2A offers clear advantages over the standard of care in DES, including the fact that LO2A can be used with all contact lenses and is preservative free, thereby minimizing the potential for corneal damage.

Ongoing Phase IV in Sjogren’s Continues Patient Enrollment

We continue to enroll patients, as scheduled, in our ongoing Phase IV multi-center, double-masked study of approximately 60 patients in Israel to evaluate the safety and efficacy of LO2A for symptomatic improvement of DES in patients with Sjögren’s Syndrome. Completion of patient enrollment is expected in the fourth quarter of 2019, with top line results anticipated in the first quarter of 2020. Positive data from our Phase II study in CCh suggest that LO2A may also prove effective in the Sjögren’s population.

Pre-IND Meeting with FDA for Potential Phase III

Following successful completion of the Phase IV study in Sjogren’s, we plan to submit data from both the Phase IV study and the very positive results from our Phase II CCh study to the U.S Food and Drug Administration through a pre-Investigational New Drug (IND) meeting. We anticipate this meeting may take place in the second quarter of 2020. At that meeting, we will seek guidance on the regulatory approval path for LO2A in the U.S. We believe that data from our two clinical studies, combined with LO2A’s established clinical and commercial record in Europe, opens the possibility of Wize entering a Phase III study in the U.S. as the next step in LO2A’s clinical development path.

Strategic Growth Opportunities

Joint Venture with Cannabics Pharmaceuticals for Ophthalmic Indications

In March, we closed a deal with Cannabics Pharmaceuticals to form a joint venture to develop and commercialize cannabinoid formulations for the treatment of ophthalmic conditions. Cannabics is a world leader in personalized cannabinoid medicine in oncology. Together, we have significant expertise to effectively identify and develop new potential therapeutics to support eye health.  While the joint venture may expire according to its terms if the parties have not approved a business plan by June 30, 2019, we expect to finalize the business plan before such date.

Pursuing Opportunities in Gene Therapy for Ophthalmology

We are actively evaluating an acquisition candidate in the gene therapies space, focused on ocular diseases. Gene therapy has been particularly successful in eye diseases, as the first FDA-approved gene therapy is for an inherited retinal disorder. The eye represents an ideal target organ for gene therapy because eyes are easily visible and accessible, highly compartmentalized, immune privileged, and there is ample research on the genetic basis of eye conditions. There have recently been multi-billion dollar acquisitions in the ocular gene therapy space. The global gene therapy market is expected to be worth billions of dollars in the near future and we believe it presents a clear opportunity for Wize.

We see tremendous opportunity for Wize in the ophthalmology space and we are confident in our executive team’s ability to execute on this potential and the Company’s pipeline. We thank you, our shareholders, for your support.

Sincerely,

Noam Danenberg
Chief Executive Officer

About Wize

Wize Pharma, Inc. is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCh and Sjögren’s syndrome (Sjögren’s).

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES, CCH and Sjögren’s and in the Netherlands for the treatment of DES and Sjögren’s. Wize’s strategy involves engaging local or multinational distributors to handle the distribution of LO2A. Wize has finished a Phase II trial of LO2A for patients with CCH and is currently conducting a Phase IV study for LO2A for DES in patients with Sjögren’s.

Forward Looking Statements

Wize cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. For example, when we discuss our market potential, we are using a forward-looking statement. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that we will not be able to successfully operate our joint venture with Cannabics Pharmaceuticals, Inc.; risks related to the substantial debt that we have incurred; our needs for additional financing; our dependence on a single compound, LO2A and on the continuation of our license to commercialize LO2A; our inability to expand our rights under our license of LO2A; the initiation, timing, progress and results of our trials and product candidate development efforts; our ability to advance LO2A into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for LO2A, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of LO2A; our ability to establish and maintain corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and our ability to operate our business without infringing the intellectual property rights of others; estimates of our expenses, future revenues, and capital requirements; competitive companies, technologies and our industry; and statements as to the impact of the political and security situation in Israel on our business. More detailed information about the risks and uncertainties affecting Wize is contained under the heading “Risk Factors” included in Wize’s Annual Report on Form 10-K filed with the SEC on April 1, 2019, and in other filings that Wize has made and may make with the SEC in the future. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Wize does not undertake any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For all investor enquiries, please contact:

Or Eisenberg
Chief Financial Officer
+972-72-260-0536
or@wizepharma.com

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